SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported)    June 19, 2001

Michaels Stores, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-11822 (Commission File Number)	75-1943604 (IRS Employer Identification No.)
8000 Bent Branch Drive, Irving, Texas P. O. Box 619566, DFW, Texas (Address of Principal Executive Offices)	75063 75261-9566 (Zip Code)

Registrant's telephone number, including area code    (972) 409-1300

ITEM 5. OTHER EVENTS.

    On June 19, 2001, Michaels Stores, Inc. (the "Company") announced that it intends to offer $150 million of its Senior Notes due 2009 in a transaction exempt from the registration requirements of the Securities Act of 1933. Pursuant to Rule 135c of the Securities Act of 1933, the Company is filing herewith the press release issued June 19, 2001 as Exhibit 99.1 hereto.

    The Notes to be offered have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

  (c)
  Exhibits.

Exhibit No.	Description
99.1.	Press Release, dated June 19, 2001.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.
By:	/s/ BRYAN M. DECORDOVA Name: Bryan M. DeCordova Title: Executive Vice President and Chief Financial Officer

Date: June 19, 2001

EXHIBIT INDEX

Exhibit No.	Description
99.1.	Press Release, dated June 19, 2001.